Exhibit (a)(2)

                                  LEXENT INC.
                              LETTER OF TRANSMITTAL

             PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 17, 2001
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK,
               PAR VALUE $.001 PER SHARE, HAVING AN EXERCISE PRICE
                   PER SHARE OF $13.50 OR MORE FOR NEW OPTIONS
                     WITH AN EXERCISE PRICE TO BE DETERMINED

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
         AT 11:59 P.M., NEW YORK, NEW YORK TIME, ON SEPTEMBER 14, 2001,
                          UNLESS THE OFFER IS EXTENDED

To:     Lexent Inc.
        Three New York Plaza
        New York, New York 10004
        Attention:  Heather Sisler
                    Manager of Corporate Services
        Telephone:  (212) 981-9429
        Facsimile:  (212) 981-9417

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
                OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA
                  FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH
                      ABOVE OR TRANSMISSION VIA E-MAIL WILL
                        NOT CONSTITUTE A VALID DELIVERY.

                   YOU MUST RETURN THIS LETTER OF TRANSMITTAL
                       WHETHER OR NOT YOU ELECT TO TENDER
                                  YOUR OPTIONS.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated August 17, 2001 and this Letter of Transmittal, I hereby elect to tender the options to purchase shares of common stock, par value $.001 per share, listed on Schedule A to this Letter of Transmittal.

To: Lexent Inc.

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated August 17, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Lexent Inc., a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") specified on Schedule A to this Letter (the "Tendered Options") in exchange for new options (the "New Options") to purchase shares of Common Stock equal in number to the same number of Option Shares which were subject to the Tendered Options that I tender hereby. All New Options will be subject to the terms of the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan"), and to a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will exercise and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. Schedule A to this Letter lists for each Tendered Option the total number of Option Shares subject to the Tendered Option, the grant date of the Tendered Option and the exercise price.

     I understand and acknowledge that:

          (1) I may tender my options outstanding having an exercise price per share of $13.50 or more and that I am not required to tender any of such options in the Offer. However, I must tender all or none of the shares subject to an individual grant (no partial tender of options).


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

          (2) All Tendered Options properly tendered prior to 11:59 P.M., New York, New York time, on September 14, 2001, unless the Company has extended the Offer (the "Expiration Date"), and not properly withdrawn, will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

          (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be cancelled. All New Options will be subject to the terms and conditions of the Plan and the terms of a new option agreement between the Company and me.

          (4) The New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will have an exercise price equal to the last reported sale price of the Company's Common Stock on the date preceding the grant date. The New Options will vest as if the Tendered Options had not been cancelled. I will receive credit for vesting accrued prior to the cancellation of the Tendered Options and I will receive credit for the period between the cancellation of the Tendered Options and the grant of the New Options. Accordingly, the New Option will vest as follows:

                o Any shares that were fully vested on the date the Tendered Options are cancelled will be fully vested on the date of grant of the New Options;
                o All unvested shares on the date the Tendered Options are cancelled that would have been fully vested on the date the New Options are granted will be fully vested; and
                o All remaining unvested options will have a vesting schedule that is equivalent to the vesting schedule that would have been in place had the Tendered Options remained in effect.

          (5) I must be a currently active employee of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain so employed, I will not receive any New Options or any other consideration for the Tendered Options.

          (6) In the event the Company is acquired from the date I tender the Tendered Options through the date the New Options are granted, I will not hold either my Tendered Options or my New Options at that time, and therefore will not participate through them in any transaction affecting the Company's Common Stock during this period. If the Company's Common Stock is no longer subject to the reporting requirements of the Securities Exchange Act on the date my New Options are granted, I will not receive New Options.

          (7) By tendering the Tendered Options pursuant to the procedure described in


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


Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

          (8) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

          (9) All options that I choose not to tender for exchange or that are not accepted for exchange shall remain outstanding and retain their current exercise price and vesting schedule.

          (10) The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

          (11) I have received the Offer and agree to all of the terms and conditions of the Offer.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     The offer is not being made to (nor will tenders of Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.


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


     You must complete and sign the following exactly as your name appears on the agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                             SIGNATURE OF OWNER

                             X
                             __________________________________________________
                             (Signature of Holder or Authorized Signatory-- See Instructions 1 and 3)

                             Date:                      , 2001

                             Print Name:
                             __________________________________________________

                             Capacity:
                             __________________________________________________

                             Address:
                             __________________________________________________
                             __________________________________________________

                             Telephone No. (with area code):
                             __________________________________________________

                             Tax ID/ Social Security No.:
                             __________________________________________________


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

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal and Other Required Documents. A properly completed and duly executed original of this Letter (or a facsimile thereof) including a completed and executed Schedule A, and any other documents required by required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. You must return these documents whether or not you have elected to tender any options, but failure to return the documents will be deemed to be an election NOT to tender options. In addition, if your letter of transmittal and related documents does not indicate an election with respect to any particular option grant, you will be deemed to have rejected the offer with respect to that option grant.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY HEATHER SISLER, MANAGER OF CORPORATE SERVICES, AT THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IF DELIVERY IS BY FACSIMILE, WE ALSO RECOMMEND THAT YOU SEND A COPY OF YOUR LETTER OF TRANSMITTAL AND ANY REQUIRED DOCUMENTS BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. E-MAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. RETAIN A COPY OF YOUR LETTER OF TRANSMITTAL AND ANY REQUIRED DOCUMENTS FOR YOUR OWN RECORDS.

     Elections with respect to tenders of options made pursuant to the Offer may be changed at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may change your election with respect to the tender of your Tendered Options at any time until the extended expiration of the Offer. In addition, you may withdraw at any time after 11:59 P.M., New York, New York time on October 15, 2001 if we have not yet closed the Offer and cancelled your Tendered Options. To change your election with respect to the tender of Tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to change your election with respect to the tender of the Tendered Options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Tenders. If you intend to tender options pursuant the Offer, you must complete and sign both this Letter and Schedule A to this Letter. You may tender options for all or


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


none of the shares of our Common Stock subject to any full individual grants which have exercise prices of $13.50 per share or higher.

     3. Signatures on this Letter of Transmittal and Schedule A. If this Letter and Schedule A are signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Letter or Schedule A is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter and Schedule A.

     4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Heather Sisler, our Manager of Corporate Services, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     5. Irregularities. All questions as to the number of Option Shares subject to option to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects and irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: WHETHER OR NOT YOU WISH TO ACCEPT THE OFFER, THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY MS. SISLER AT THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

     6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.


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


                       SCHEDULE A TO LETTER OF TRANSMITTAL
              THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF
                 TRANSMITTAL IN ORDER FOR THIS TO BE A PROPERLY
                EXECUTED DOCUMENT. PLEASE SEE THE FOLLOWING PAGE
                                 FOR DIRECTIONS.

         STOCK OPTION GRANTS ELIGIBLE TO BE TENDERED BY THE UNDERSIGNED

                                                               TOTAL NO. OF
                                                               OPTION SHARES
                GRANT DATE           EXERCISE PRICE             SUBJECT TO
GRANT NO.       OF OPTION              OF OPTION                  OPTION




     I UNDERSTAND AND ACKNOWLEDGE THAT IF I HAVE NOT LISTED A PARTICULAR OPTION GRANT IN THE SPACE PROVIDED ABOVE, I WILL BE DEEMED TO HAVE REJECTED THE OFFER TO TENDER THAT PARTICULAR OPTION GRANT.

                SIGNATURE OF OWNER

                X ____________________________________________
                  (SIGNATURE OF HOLDER OR AUTHORIZED SIGNATORY -
                  SEE INSTRUCTIONS 1 AND 3)

                  DATE: _______________________________, 2001

                  PRINT NAME: __________________________________

                  CAPACITY: ____________________________________

                  ADDRESS: _____________________________________

                           _____________________________________

                  TELEPHONE NO. (WITH AREA CODE): ______________

                  TAX ID/SOCIAL SECURITY NO.: __________________


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


                       SCHEDULE A TO LETTER OF TRANSMITTAL

You must complete the top portion of the other side of this Schedule A by listing all your stock option grants that you wish to tender for exchange.

WHETHER YOU CHOOSE TO TENDER ANY OF YOUR STOCK OPTION GRANTS OR NOT, YOU MUST:

[__] Sign and date this Schedule A.
[__] Return this completed Schedule A form and the signed Letter of Transmittal. The letter of Transmittal and this Schedule A must be received by Heather Sisler, Manager of Corporate Services, by 11:59 PM, September 14, 2001.

FOR MORE INFORMATION, PLEASE READ THE ENCLOSED COVER LETTER AND THE LETTER OF TRANSMITTAL.

              THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF
             TRANSMITTAL IN ORDER FOR THIS TO BE A PROPERLY EXECUTED
                                   DOCUMENT.